Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2021, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Sunworks, Inc. for the year ended December 31, 2020.

/s/ KMJ Corbin & Company LLP

Irvine, California
July 13, 2021